Exhibit 99.1
Consent of Danielson Associates, LLC
     We hereby consent to the inclusion of our opinion letter to the Board of Directors of Old Line Bancshares, Inc. (the “Company”) as an Appendix to the joint proxy statement/prospectus that is a part of Amendment No. 1 to the Company’s Registration Statement on Form S-4 relating to the proposed merger of the Company with Maryland Bankcorp, Inc., as filed with the Securities and Exchange Commission, and to the references to our firm and such opinion in such joint proxy statement/prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such joint proxy statement/prospectus within the meaning of the term “experts” as used in the Act or the Regulations.
/s/ Danielson Associates, LLC
Danielson Associates, LLC
Bethesda, Maryland
December 2, 2010